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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8, Number 333-______) pertaining to the 1997 Employee Stock Purchase Plan of MAXIMUS, Inc. of our report dated February 7, 1997 with respect to the financial statements of MAXIMUS, Inc. included in its Prospectus dated June 12, 1997 (File No. 333-21611) filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.




                                                           /s/ Ernst & Young LLP
                                                           ERNST & YOUNG LLP



Washington, D.C.
December 8, 1997